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                                                                 EXHIBIT 3.29(a)

                         CERTIFICATE OF INCORPORATION

                                      OF

                                  RMCC, INC.

     THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of Delaware, does hereby certify as follows:

     FIRST:  The name of the Corporation is RMCC, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares, par value $.01 per share all of which are of one class and are designated as Common Stock.

     FIFTH:  The name and mailing address of the incorporator is as follows:

          Name                                 Mailing Address
          ----                                 ---------------

          Paula T. Calhoun                     Drinker Biddle & Keath
                                               1000 Westlake Drive
                                               Suite 300
                                               Herwyn, PA  19312

     SIXTH:  In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, except as specifically otherwise provided therein.
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     SEVENTH:  A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

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     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 16th day of November, 1992.


                                               _________________________________
                                               Paula T. Calhoun, Incorporator

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                           CERTIFICATE OF AMENDMENT
                           BEFORE PAYMENT FOR STOCK
                                      OF
                                  RMCC, INC.
                                   * * * * *

     THE UNDERSIGNED, being the incorporator of RMCC, Inc., a Corporation formed under the provisions of the General Corporation Law of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the sole incorporator of the Corporation has adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the amendment of Article FIRST of the Corporation's Certificate of Incorporation, as amended, to read in its entirety as follows is hereby proposed and declared to be advisable and in the best interest of the Corporation:

          "FIRST:  The name of the Corporation is RMCC CANCER CENTER, INC."

     SECOND: That the Corporation has not received any payment for any of its stock.

     THIRD: That the amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its sole incorporator this 17th day of November, 1992.


                                             RMCC, INC.


                                             By:________________________________
                                             Paula T. Calhoun, Sole Incorporator

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